Exhibit 4(xi) under Form N-1A
                                               Exhibit 4 under Item 601/Reg. S-K

                            FEDERATED MUNICIPAL TRUST
                          ARIZONA MUNICIPAL CASH TRUST
                         (Institutional Service Shares)

                                 Number Shares
                                  ----- -----

   Account No.             Alpha Code                  See Reverse Side For
                                                        Certain Definitions






THIS IS TO CERTIFY THAT                                     is the owner of





                                CUSIP-Applied for


Fully Paid and Non-Assessable Shares of Beneficial Interest of ARIZONA MUNICIPAL CASH TRUST (Institutional Service Shares) of FEDERATED MUNICIPAL TRUST, hereafter called the Trust, transferable on the books of the Trust by the owner in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

      The shares represented hereby are issued and shall be held subject to the provisions of the Declaration of Trust and By-Laws of the Trust and all amendments thereto, all of which the holder by acceptance hereof assents.

      This Certificate is not valid unless countersigned by the Transfer Agent.

      IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed in its name by its proper officers and to be sealed with its seal.




Dated:                     FEDERATED MUNICIPAL TRUST
                                                                  Corporate Seal
                                                                          (1989)
                                                                   Massachusetts



/s/  John W. McGonigle                                  /s/ John F. Donahue
     Treasurer                                                     Chairman


                  Countersigned: Federated Shareholder Services Company (Boston) Transfer Agent
                  By:
                  Authorized Signature

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations; TEN COM - as tenants in common UNIF GIFT MIN ACT-...Custodian... TEN ENT - as tenants by the entireties (Cust) (Minors) JT TEN - as joint tenants with right of under Uniform Gifts to Minors
          survivorship and not as tenants   Act.............................
          in common                         (State)

      Additional abbreviations may also be used though not in the above list.

      For value received__________ hereby sell, assign, and transfer unto

Please insert social security or other
identifying number of assignee

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(Please print or typewrite name and address, including zip code, of assignee)

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______________________________________________________________________ shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint
------------------------------------------ ------------------------------------
to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated______________________
                                    NOTICE:______________________________
                                    The signature to this assignment must
                                    correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.


All persons dealing with FEDERATED MUNICIPAL TRUST, a Massachusetts business trust, must look solely to the Trust property for the enforcement of any claim against the Trust, as the Trustees, officers, agents or shareholders of the Trust assume no personal liability whatsoever for obligations entered into on behalf of the Trust.
                    THIS SPACE MUST NOT BE COVERED IN ANY WAY

                DOCUMENT DESCRIPTION - SPECIMEN STOCK CERTIFICATE



Page One

A.   The Certificate is outlined by an (color) one-half inch border.

B. The number in the upper left-hand corner and the number of shares in the upper right-hand corner are outlined by octagonal boxes.

C. The cusip number in the middle right-hand area of the page is boxed.

D. The Massachusetts corporate seal appears in the bottom middle of the page.


Page Two

     The social security or other identifying number of the assignee appears in a box in the top-third upper-left area of the page.